SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                Date of Report:  August 27, 1996
                (Date of earliest event reported)



                    SunStar Healthcare, Inc.
     (Exact name of registrant as specified in its charter)



Delaware                 1-14382             59-3361076
(State or other     (Commission File Number) (IRS Employer
jurisdiction of                              identification No.)
incorporation or
organization)


        521 East State Road 434, Longwood, Florida 32750
       (Address of principal executive offices, zip code)

                         (407) 339-4997
      (Registrant's telephone number, including area code)

       231 East New Haven Avenue, Melbourne, Florida 32901
  (Former name or former address, if changed since last report)













Item 4.  Changes in Registrant's Certifying Accountants.

Richard A. Eisner & Company, LLP, was previously the principal accountant for SunStar Healthcare, Inc. On August 27, 1996, that firm's appointment as principal accountant was terminated and KPMG Peat Marwick, LLP, was engaged as principal accountant. The decision to change accounts was approved by the Board of Directors.

In connection with the audits of the two fiscal years ended July 31, 1995, and the subsequent interim period through August 27, 1996, there were no disagreements with Richard A. Eisner & Company, LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused the to make reference in connection with their opinion to the subject matter of the disagreement.

The audit report of Richard A. Eisner & Company, LLP, on the consolidated financial statements of SunStar Healthcare, Inc. and subsidiaries as of and for the years ended July 31, 1995 and 1994, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Richard A. Eisner & Company, LLP, is attached as Exhibit A.



























                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSTAR HEALTHCARE, INC.
(Registrant)



Date:  August 27, 1996             By:/s/Warren D. Stowell
                                      Warren D. Stowell
                                      President/CEO







































                          EXHIBIT 99.1



August 29, 1996



Securities and Exchange Commission
Washington, DC  20549

Re:  SunStar Healthcare, Inc.

Ladies and Gentlemen:

We have read Item 4 of the current report on Form 8-K dated
August 27, 1996 and are in agreement with the statements contained therein except for matters relating to KPMG Peat
Marwick, LLP as to which we have no knowledge.


Very truly yours,


Richard A. Eisner & Company, LLP